Exhibit 99.1

THIS LOAN AGREEMENT (this "Loan Agreement"), entered into in Montreal, on September 12, 2005

BETWEEN

CAPEX INVESTMENTS LIMITED, a corporation legally constituted, having its head office at suite 802, St-James Court, St-Denis Street, Port Louis, Republic of Mauritius, herein represented by Robert Clarke, President of the company, duly authorized as he so declares;

                                 (the "Lender")

AND:

XL GENERATION AG, corporation legally constituted under the Laws of Switzerland, having its head office at 32 Sumpftrasse, Zug, Switzerland, herein represented by Alain Lemieux, duly authorized as he so declares;

                                (the "Borrower")

Whereas:

1) As of the date hereof, the Borrower has received a total of One Million Five Hundred Thousand Dollars ($1,500,000.00USD) in advance from the Lender (the "Old Advance"); and

2) As of the date hereof, the Lender has agreed to accept an additional loan amount totalling Five Hundred Thousand Dollars ($500,000USD)(the "New Advance"); and

3) That certain previous advance to the Borrower of Four Hundred Thousand Swiss Franks (400,000.00CHF) (the "Interlaken project") has been reimbursed in full. Therefore, the parties hereto hereby agree as follows:

1) All of the Old Advance and the New Advances (collectively, the "Loan") shall be governed by the terms and conditions of this Loan Agreement, and the clauses of this Loan Agreement shall hereby apply to both the Old Advance and the New Advance, but shall not, however, apply to the Interlaken project.

2) The total amount of the Loan ($2,000,000.00USD) shall be utilized by the Borrower, and any parent, subsidiary or affiliate thereof, for its cash flow needs.

INTEREST, TERM AND REIMBURSEMENT

3) The interest rate for the Loan will be ten percent (10%) annually, calculated from the date of disbursement.

4) Interest on the Loan shall be calculated monthly on the total capital amount, as

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well  after as  before  maturity,  default  or  judgment,  from the date of full payment. Such interest rate is determined upon the basis of a three hundred and sixty-five (365) day year.

5) The term for the Loan shall commence from date of the disbursement of the New Advance of the Loan (the "Commencement Date").

6) The interest shall be computed beginning with the Commencement Date, and shall be paid to the Lender at the same time as the reimbursement of the Loan, in five equal annual instalments beginning on the six month anniversary of the Commencement Date.

7) All, or any portion of the amounts due under this Loan Agreement may be pre-paid to the Lender, at any time, without penalty.

PAYMENT

8) Any payment to the Lender must be made in U.S. currency at the address of the Lender or to any other location in Canada that the Lender may designate in writing.

ASSIGNMENT OR TRANSFER

9) The Borrower shall not assign, transfer, hypothecate or otherwise dispose of the rights it has or may have in relation to the Loan.

TIME

10) Time shall be of the essence in this Loan Agreement.

DEFAULT

11) The Borrower shall be considered in default of any or all of the following clauses, without prejudice to any other cases of default stipulated in this Loan Agreement or provided for in the law:

a) if the Borrower fails to fulfill any of his obligations required by this Loan Agreement; or

b) In the event that the Borrower becomes insolvent or bankrupt, makes an assignment of his goods to his debtors, benefits or tries to benefit from the Bankruptcy and Insolvency Act or from any other Canadian or foreign laws relating to arrangements with creditors.

LOSS OF THE BENEFIT OF THE TERM

12) In all cases of default, the Lender may demand, without a demand letter or notice,

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the immediate payment of his claim, in principal, interest, costs and incidental costs and exercise, at his sole discretion, any of the remedies provided for in the law.

13) Exercise by the Lender of any of his rights in accordance with this Loan Agreement or with the law does not prevent him from exercising any other right he possesses.

REMEDIES

14) No act or omission on the Lenders part shall be construed as a desertion of his rights in accordance with this Loan Agreement or a permission to act in a manner contrary to the present stipulations, unless consented to in writing.

INDIVISIBILITY

15) All of the Borrower's Obligations resulting from this Loan Agreement are indivisible and their execution may be required in whole from each of the heirs or successors in interest hereof.

SPECIAL DECLARATION

16) Before entering into this Loan Agreement, the Borrower has obtained a copy of this Loan Agreement and has benefited from all the necessary time to consider its terms and conditions.

17) The Borrower has read all the clauses of this Loan Agreement and has had the occasion to request any explanations on the nature and the scope of said clauses, such explanations having been provided either by the Lender or by its legal counsel; furthermore, the Borrower recognises that any external cause to which this Loan Agreement refers to, was expressly brought to its attention and satisfies it.

ELECTION OF DOMICILE

18) Any notice given to the Borrower shall be sent at the last address provided in writing to the Lender. If the Lender does not find the Borrower at this address, the may serve or produce any notice or communication addressed to him at the office of the Superior Court of the District of Montreal where the Borrower has elected domicile.

BORROWER'S REPRESENTATIONS

19) The Borrower warrants and represents to the Lender that:

a) The Borrower has not received nor has have any knowledge of any notice, letter of demand, demand, writ or proceeding whatsoever accusing him of any violation whatsoever to any law, regulation or order, from any governmental authority having jurisdiction and there does not exist, at the date hereof, against the Borrower, any judicial

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proceeding or  otherwise,  nor any  impending  litigation,  the outcome of which could materially and unfavourably affect the Borrower; the Borrower, at the date hereof, is not in default in regards to any judgement, decision, order, injunction or decree of any court or arbitrator, or in regards to any agreement or to any important contract;

b) The Borrower's compliance with this Loan Agreement does not, and will not violate any other agreement to which the Borrower is, or will become, a party or otherwise bound by.

SPECIAL PROVISIONS

20) This Loan Agreement is submitted in exclusivity to the Tribunals of the province of Quebec,

21) This Loan Agreement is submitted in exclusivity to Laws of Quebec and the Canadian that applies;

22) The Parties have expressively requested that this Loan Agreement be written in English. Les parties ont expressement demandees que les presentes soient redigees en anglais.

      IN WITNESS WHEREOF THE PARTIES HAVE SIGNED THIS LOAN AGREEMENT:

                                  In Montreal, this 12th day of September, 2005.


                                  By: /s/Alain Lemieux
                                      --------------------------------
                                      Alain Lemieux
                                      Proxy and representative of the Borrower


                                  By: /s/Robert Clarke
                                      --------------------------------
                                      Robert Clarke, President
                                      Representative of the Lender